Exhibit 99.1

Cabot Corp Reports Fourth Quarter Diluted EPS of $1.64 and Adjusted EPS of $1.55

Fiscal Year 2022 Diluted EPS of $3.62 and Record Adjusted EPS of $6.28

BOSTON--(BUSINESS WIRE)--November 7, 2022--Cabot Corporation (NYSE: CBT) today announced results for its fourth quarter and fiscal year 2022.

Key Highlights

  Fiscal fourth quarter Diluted EPS increased 228% and Adjusted EPS increased 40% year-over-year driven by higher segment EBIT
  Fiscal 2022 segment EBIT increased 24% in Reinforcement Materials and 11% in Performance Chemicals year-over-year
  Momentum in Battery Materials continued in the fiscal year:
    Full year revenue up 74% to $132 million and EBITDA up 81% to $29 million
    Signed a multi-year agreement with an American multinational automotive company
  Fourth quarter cash flow from operations of $105 million; liquidity remained strong at approximately $1.1 billion
(In millions, except per share amounts)	Three Months Ended		Twelve Months Ended
	9/30/22	9/30/21	9/30/22	9/30/21

Net sales	$1,112	$904	$4,321	$3,409
Net income (loss) attributable to Cabot Corporation	$94	$29	$209	$250

Net earnings (loss) per share attributable to Cabot Corporation	$1.64	$0.50	$3.62	$4.34
Less: Certain items after tax per share	$0.09	$(0.61)	$(2.66)	$(0.68)
Adjusted EPS	$1.55	$1.11	$6.28	$5.02

Sean Keohane, Cabot President and Chief Executive Officer commented: "This was an exceptional year in both financial results and strategic progress. Our teams around the world did a fantastic job navigating a challenging macroeconomic environment. We delivered record 2022 adjusted earnings per share that exceeded our prior year performance by 25 percent. Both segments delivered double digit year-over-year EBIT growth, and growth in Battery Materials continues to outpace the market. In addition, discretionary free cash flow reached a historical high of $395 million in the fiscal year, and we paid $84 million in dividends to shareholders and repurchased shares totaling $53 million.”

Keohane continued, “We also made important strategic investments, including a bolt-on acquisition in Battery Materials and capacity expansions in Battery Materials and Specialty Carbons. We streamlined the portfolio with the divestiture of our Purification Solutions business and continued to further our progress in ESG with the announcement of our ambition to achieve net zero emissions by 2050. I am extremely pleased with how the company has performed this year. We believe our record fiscal 2022 financial performance demonstrates the strength and resilience of our portfolio and progress against our Creating for Tomorrow strategy.”

Financial Detail

For the fourth quarter of fiscal 2022, net income attributable to Cabot Corporation was $94 million ($1.64 per diluted common share). Net income reflects an after-tax per share benefit from certain items of $0.09. Adjusted EPS for the fourth quarter of fiscal 2022 was $1.55 per share.

Segment Results

Reinforcement Materials – Fourth quarter fiscal 2022 EBIT in Reinforcement Materials increased by $42 million compared to the fourth quarter of fiscal 2021. The increase in EBIT was principally driven by improved unit margins from higher pricing in our calendar year 2022 customer agreements and higher volumes across all regions.

Global and regional volume changes for Reinforcement Materials for the fourth quarter of fiscal 2022 as compared to the same quarter of the prior year are set forth in the table below:

Fourth Quarter Year-over-Year Change
Global Reinforcement Materials Volumes	4%
Asia	4%
Europe, Middle East, Africa	5%
Americas	4%

Performance Chemicals – Fourth quarter fiscal 2022 EBIT in Performance Chemicals increased by $4 million compared to the fourth quarter of fiscal 2021 primarily due to improved unit margins and higher volumes. Higher margins were driven by price increases and favorable product mix in both the specialty carbons and fumed metal oxides product lines. Volumes increased by 3% year-over-year in the Performance Additives business, including robust growth in products sold to battery materials applications, and 5% in the Formulated Solutions business due to higher volumes in our specialty compounds product line.

Cash Performance – The Company ended the fourth quarter of fiscal 2022 with a cash balance of $206 million. During the fourth quarter of fiscal 2022, cash flows from operating activities were a source of $105 million. Capital expenditures for the fourth quarter of fiscal 2022 were $90 million. Additional uses of cash during the fourth quarter included $21 million for the payment of dividends and $5 million for share repurchases.

Taxes – During the fourth quarter of fiscal 2022, the Company recorded a tax provision of $29 million for an effective tax rate of 23%. The provision reflected a $3 million net benefit for non-GAAP tax adjustments. The operating tax rate for fiscal year 2022 was 26%. We expect our operating tax rate for fiscal 2023 to be in the range of 26% to 28%.

Outlook

Commenting on the outlook for the Company, Keohane said, “Looking ahead to fiscal 2023, we expect the macroeconomic environment to be challenging, particularly in the near-term, and we will need to continue to manage rising inflation, persistently high energy costs, elevated interest rates, and foreign currency exchange headwinds. Despite this challenging environment, we expect fiscal year 2023 adjusted earnings per share to be in the range of $6.25 to $6.75, driven by continued strength in our Reinforcement Materials segment and above-market growth in Battery Materials. In addition, we anticipate strong operating cash flow driven by robust EBITDA and our expectation for moderating feedstock costs.”

Keohane continued, “Regarding our business outlook, in Reinforcement Materials, we anticipate stable volumes in fiscal 2023 along with higher pricing in our 2023 calendar year customer agreements to drive year-over-year growth in segment EBIT. In our Performance Chemicals segment, we anticipate volumes in our Battery Materials growth vector to grow in excess of 50% year-over-year with EBITDA in the range of $45 million to $50 million. In the other businesses within our Performance Chemicals segment, we anticipate results being impacted in the first half of the fiscal year due to weaker demand, particularly in Europe.”

Keohane concluded, “Moving forward, we believe our global scale, broad geographic footprint, and foundation of operational excellence will continue to be advantages for our businesses. Our track record of employing a disciplined and balanced approach to capital allocation, combined with our focus on cash flow generation and our resilient balance sheet, provide a solid foundation as we continue managing these dynamic global conditions. In addition, we remain committed to investing in high-confidence, high-return projects, especially in Battery Materials. With a clear focus on executing our Creating for Tomorrow strategy, we believe we are well positioned to deliver significant value to our shareholders and remain on track to meet the objectives outlined in our 2021 investor day.”

Earnings Call

The Company will host a conference call with industry analysts at 8:00 a.m. Eastern time on Tuesday, November 8, 2022. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation

Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of reinforcing and specialty carbons, inkjet colorants, specialty compounds, fumed metal oxides, and aerogel. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com. The Company encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements – This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including with respect to our expectations for our performance in fiscal year 2023, including our expectations for adjusted earnings per share, operating cash flow and EBITDA, the factors that we expect will impact our results of operations, our ability to deliver value across a variety of economic environments, our ability to execute on projects and strategies, our net zero emissions goal, and our expected operating tax rate for fiscal 2023 are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, disruption to our operations from the COVID-19 pandemic, competition from other specialty chemical companies; safety, health and environmental requirements and related constraints imposed on our business; regulatory and financial risk related to climate change developments; volatility in the price and availability of energy and raw materials, including with respect to the Russian invasion of Ukraine; a significant adverse change in a customer relationship; failure to achieve growth expectations from new products, new applications and technology developments; unanticipated delays in, or increased cost of, site development projects; negative or uncertain worldwide or regional economic conditions and market opportunities, including from trade relations, global health matters or geo-political conflicts; and fluctuations in foreign currency exchange and interest rates. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission (“SEC”), particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2021 and in our quarterly report on Form 10-Q for our fiscal quarter ended March 31, 2022, which are filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures

To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principle (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS, Total Segment EBIT, Total Segment EBITDA, Adjusted EBITDA, our operating tax rate, Free Cash Flow and Discretionary Free Cash Flow, all of which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP, and the definitions of these measures may not be comparable to those used by other companies. Reconciliations of Adjusted EPS to net income (loss) per share attributable to Cabot Corporation, the most directly comparable GAAP financial measure, Total Segment EBIT, Total Segment EBITDA, and Adjusted EBITDA to income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, the most directly comparable GAAP financial measure of each such non-GAAP measure, operating tax rate to effective tax rate, the most directly comparable GAAP financial measure and Free Cash Flow and Discretionary Free Cash Flow to Cash flow from operating activities, the most directly comparable GAAP financial measure, are provided in the tables titled “Cabot Corporation Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate” and “Cabot Corporation Reconciliation of Non-GAAP Financial Measures.”

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) attributable to Cabot Corporation items of expense and income that management does not consider representative of the Company’s business operations. Accordingly, reporting earnings on an adjusted basis supplements the GAAP measure of performance and provides additional information related to the underlying performance of the business. For example, certain of the items we exclude are items that we are required by GAAP to recognize in one period that relate to activities extending over several periods or relate to single events that management considers to be unusual and infrequent, although not necessarily non-recurring. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits. Management also uses Adjusted EPS as a key measure in evaluating management performance for incentive compensation purposes.

The items of income and expense that we exclude from our calculations of Adjusted EPS but that are included in our GAAP net income (loss) per share, as applicable in a particular reporting period, include, but are not limited to, the following:

  Asset impairment charges, which primarily include charges associated with an impairment of goodwill, other long-lived assets or assets held for sale.
  Charges related to the divestiture of our Purification Solutions business, which include accelerated costs associated with the change in control and employee incentive compensation.
  Benefit from settlement of royalty arrangement entered into in connection with divestiture of former Specialty Fluids business.
  Legal and environmental reserves and matters, which consist of costs or benefits for matters typically related to former businesses or that are otherwise incurred outside of the ordinary course of business.
  Global restructuring activities, which include costs or benefits associated with cost reduction initiatives or plant closures and are primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.
  Acquisition and integration-related charges, which include transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
  Indirect tax settlement credits, which includes favorable settlements resulting in the recoveries of indirect taxes.
  Gains (losses) on sale of a business.
  Employee benefit plan settlements, which consist of either charges or benefits associated with the termination of a pension plan or the transfer of a pension plan to a multi-employer plan.
  Gain associated with the bargain purchase of a business.
  Gain on the sale of land.

Cabot does not provide an expected GAAP EPS range or reconciliation of the Adjusted EPS range with an expected GAAP EPS range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Total Segment EBIT. Total segment EBIT reflects the sum of EBIT from our two reportable segments. In calculating Total segment EBIT we exclude from our income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, certain items and items that, because they are not controlled by the business segments and primarily benefit corporate objectives, are not allocated to our business segments, such as interest expense and other corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Total Segment EBITDA. Total Segment EBITDA is equal to Total Segment EBIT (as defined above), but further adjusted for depreciation and amortization.

Adjusted EBITDA. Adjusted EBITDA reflects Total Segment EBITDA and is further adjusted for unallocated corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Free Cash Flow. To calculate “Free Cash Flow” we deduct Additions to property, plant and equipment from cash flow from operating activities.

Discretionary Free Cash Flow. To calculate “Discretionary Free Cash Flow” we deduct sustaining and compliance capital expenditures and changes in Net Working Capital from cash flow from operating activities.

Operating Tax Rate. Our “operating tax rate” is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes and tax accruals on historic earnings due to changes in indefinite reinvestment assertions. Management believes that this non-GAAP financial measure is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Cabot does not provide a forward-looking reconciliation of the operating tax rate range with an effective tax rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on the effective tax rate in future periods.

Explanation of Terms Used

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued expenses.

Fourth Quarter Earnings Announcement, Fiscal 2022

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2022	2021	2022	2021

Net sales and other operating revenues	$1,112	$904	$4,321	$3,409
Cost of sales	892	726	3,436	2,610
Gross profit	220	178	885	799
Selling and administrative expenses	62	89	258	289
Research and technical expenses	14	15	55	56
Loss on sale of business and asset impairment charge	1	—	207	—
Gain on bargain purchase of a business	—	—	(24)	—
Income (loss) from operations	143	74	389	454
Other income (expense)
Interest and dividend income	4	2	11	8
Interest expense	(18)	(12)	(56)	(49)
Other income (expense)	—	2	(9)	(7)
Total other income (expense)	(14)	(8)	(54)	(48)
Income (loss) before income taxes and equity in earnings of affiliated companies	129	66	335	406
(Provision) benefit for income taxes	(29)	(30)	(102)	(123)
Equity in earnings of affiliated companies, net of tax	3	—	10	3
Net income (loss)	103	36	243	286
Net income (loss) attributable to noncontrolling interests	9	7	34	36
Net income (loss) attributable to Cabot Corporation	$94	$29	$209	$250

Diluted earnings (loss) per share of common stock attributable to Cabot Corporation	$1.64	$0.50	$3.62	$4.34

Diluted weighted average common shares outstanding	56.8	56.9	56.9	56.8

Fourth Quarter Earnings Announcement, Fiscal 2022

CABOT CORPORATION SUMMARY RESULTS BY SEGMENT

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2022	2021	2022	2021

Sales

Reinforcement Materials	$700	$493	$2,575	$1,781
Performance Chemicals	338	284	1,372	1,148
Performance Additives	250	201	1,013	796
Formulated Solutions	88	83	359	352
Purification Solutions	—	66	97	257
Segment sales	1,038	843	4,044	3,186
Unallocated and other (A)	74	61	277	223
Net sales and other operating revenues	$1,112	$904	$4,321	$3,409

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$109	$67	$408	$329
Performance Chemicals	49	45	234	211
Purification Solutions	—	4	—	10
Total Segment Earnings Before Interest and Taxes	158	116	642	550

Unallocated and Other
Interest expense	(18)	(12)	(56)	(49)
Certain items (C)	2	(27)	(183)	(34)
Unallocated corporate costs	(14)	(15)	(59)	(58)
General unallocated income (expense) (D)	4	4	1	—
Less: Equity in earnings of affiliated companies	3	—	10	3
Income (loss) before income taxes and equity in earnings of affiliated companies	129	66	335	406
(Provision) benefit for income taxes (including tax certain items)	(29)	(30)	(102)	(123)
Equity in earnings of affiliated companies	3	—	10	3
Net income (loss)	103	36	243	286
Net income (loss) attributable to noncontrolling interests	9	7	34	36
Net income (loss) attributable to Cabot Corporation	$94	$29	$209	$250

Diluted earnings (loss) per share of common stock attributable to Cabot Corporation	$1.64	$0.50	$3.62	$4.34

Adjusted earnings (loss) per share (E)	$1.55	$1.11	$6.28	$5.02

Diluted weighted average common shares outstanding	56.8	56.9	56.9	56.8

(A)	Unallocated and other reflects royalties, by-product revenue, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, and discounting charges for certain Notes receivable.
(B)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.
(C)	Details of Certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(D)	General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue, and unrealized holding gains (losses) for investments.
(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

Fourth Quarter Earnings Announcement, Fiscal 2022

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	September 30,	September 30,
Dollars in millions (unaudited)	2022	2021

Current assets:
Cash and cash equivalents	$206	$168
Accounts and notes receivable, net of reserve for doubtful accounts of $3 and $4	836	645
Inventories:
Raw materials	182	168
Finished goods	427	300
Other	55	55
Total inventories	664	523
Prepaid expenses and other current assets	114	89
Total current assets	1,820	1,425

Property, plant and equipment, net	1,270	1,376

Goodwill	129	140
Equity affiliates	20	40
Intangible assets, net	63	100
Deferred income taxes	45	53
Other assets	178	172
Total assets	$3,525	$3,306

Fourth Quarter Earnings Announcement, Fiscal 2022

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	September 30,	September 30,
Dollars in millions, except share and per share amounts (unaudited)	2022	2021

Current liabilities:
Short-term borrowings	$347	$72
Accounts payable and accrued liabilities	707	667
Income taxes payable	44	35
Current portion of long-term debt	7	373
Total current liabilities	1,105	1,147

Long-term debt	1,089	717
Deferred income taxes	65	73
Other liabilities	234	279

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	—	—
Common stock:
Authorized: 200,000,000 shares of $1 par value, Issued: 56,385,963 and 56,870,237 shares Outstanding: 56,248,559 and 56,726,818 shares	56	57
Less cost of 137,404 and 143,419 shares of common treasury stock	(4)	(4)
Additional paid-in capital	1	24
Retained earnings	1,284	1,159
Accumulated other comprehensive income (loss)	(439)	(289)
Total Cabot Corporation stockholders' equity	898	947
Noncontrolling interests	134	143
Total stockholders' equity	1,032	1,090
Total liabilities and stockholders' equity	$3,525	$3,306

Fourth Quarter Earnings Announcement, Fiscal 2022

CABOT CORPORATION QUARTERLY RESULTS BY SEGMENT

	Fiscal 2021					Fiscal 2022
Dollars in millions,
except per share amounts (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY	Dec. Q	Mar. Q	June Q	Sept. Q	FY

Sales
Reinforcement Materials	$375	$434	$479	$493	$1,781	$541	$627	$707	$700	$2,575
Performance Chemicals	267	294	303	284	1,148	302	360	372	338	1,372
Performance Additives	184	203	208	201	796	227	266	270	250	1,013
Formulated Solutions	83	91	95	83	352	75	94	102	88	359
Purification Solutions	59	63	69	66	257	61	36	—	—	97
Segment sales	701	791	851	843	3,186	904	1,023	1,079	1,038	4,044
Unallocated and other (A)	45	51	66	61	223	64	69	70	74	277
Net sales and other operating revenues	$746	$842	$917	$904	$3,409	$968	$1,092	$1,149	$1,112	$4,321
Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$88	$89	$85	$67	$329	$85	$101	$113	$109	$408
Performance Chemicals	54	58	54	45	211	52	70	63	49	234
Purification Solutions	(2)	2	6	4	10	—	—	—	—	—
Total Segment Earnings Before Interest and Taxes	140	149	145	116	550	137	171	176	158	642

Unallocated and Other
Interest expense	(12)	(13)	(12)	(12)	(49)	(12)	(11)	(15)	(18)	(56)
Certain items (C)	(11)	(1)	5	(27)	(34)	(204)	7	12	2	(183)
Unallocated corporate costs	(13)	(16)	(14)	(15)	(58)	(14)	(16)	(15)	(14)	(59)
General unallocated income (expense) (D)	(5)	—	1	4	—	1	(1)	(3)	4	1
Less: Equity in earnings of affiliated companies	—	1	2	—	3	1	3	3	3	10
Income (loss) before income taxes and equity in earnings of affiliated companies	99	118	123	66	406	(93)	147	152	129	335
(Provision) benefit for income taxes (including tax certain items)	(29)	(34)	(30)	(30)	(123)	12	(36)	(49)	(29)	(102)
Equity in earnings of affiliated companies	—	1	2	—	3	1	3	3	3	10
Net income (loss)	70	85	95	36	286	(80)	114	106	103	243
Net income (loss) attributable to noncontrolling interests	10	10	9	7	36	9	7	9	9	34
Net income (loss) attributable to Cabot Corporation	$60	$75	$86	$29	$250	$(89)	$107	$97	$94	$209
Diluted earnings (loss) per share of common stock attributable to Cabot Corporation	$1.06	$1.30	$1.48	$0.50	$4.34	$(1.57)	$1.84	$1.69	$1.64	$3.62
Adjusted earnings (loss) per share (E)	$1.18	$1.38	$1.35	$1.11	$5.02	$1.29	$1.69	$1.73	$1.55	$6.28
Diluted weighted average common shares outstanding	56.6	56.7	57.0	56.9	56.8	56.8	57.1	56.8	56.8	56.9

(A)	Unallocated and other reflects royalties, by-product revenue, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, and discounting charges for certain Notes receivable.
(B)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.
(C)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(D)	General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue, and unrealized holding gains (losses) for investments.
(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

Fourth Quarter Earnings Announcement, Fiscal 2022

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions (unaudited)	2022	2021	2022	2021

Cash Flows from Operating Activities:
Net income (loss)	$103	$36	$243	$286
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	35	43	146	160
Other non-cash charges (gains), net	7	19	158	53
Cash dividends received from equity affiliates	—	—	1	2
Changes in assets and liabilities:
Changes in certain working capital items (A)	(41)	4	(431)	(222)
Changes in other assets and liabilities, net	1	(2)	(17)	(22)
Cash provided by (used in) operating activities	105	100	100	257

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(90)	(80)	(211)	(195)
Proceeds from sale of business	—	—	79	—
Cash paid for acquisitions of business, net of cash acquired of $0, $0, $5 and $0	—	—	(9)	—
Other investing activities, net	3	4	23	9
Cash provided by (used in) investing activities	(87)	(76)	(118)	(186)

Cash Flows from Financing Activities:
Change in debt, net	42	7	298	36
Cash dividends paid to common stockholders	(21)	(20)	(84)	(80)
Other financing activities, net	(5)	1	(69)	(16)
Cash provided by (used in) financing activities	16	(12)	145	(60)
Effect of exchange rates on cash	(42)	(15)	(91)	8
Increase (decrease) in cash, cash equivalents and restricted cash	(8)	(3)	36	19
Cash, cash equivalents and restricted cash at beginning of period	214	173	170	151
Cash, cash equivalents and restricted cash at end of period (B)	$206	$170	$206	$170

(A)	Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities.
(B)	Restricted cash was $2 million as of September 30, 2021. There was no restricted cash as of September 30, 2022.

Fourth Quarter Earnings Announcement, Fiscal 2022

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2022	2021	2022	2021

Certain items before and after income taxes
Gain on bargain purchase of a business	$—	$—	$24	$—
Gain on sale of land	—	—	17	—
Specialty Fluids divestiture related benefit	5	—	5	—
Employee benefit plan settlement and other charges	1	2	1	(4)
Loss on sale of business and asset impairment charge	(1)	—	(207)	—
Legal and environmental matters and reserves	—	(25)	(9)	(25)
Purification Solutions divestiture related charges	—	—	(5)	—
Acquisition and integration-related charges	(2)	(1)	(6)	(5)
Global restructuring activities	—	(3)	(3)	(11)
Indirect tax settlement credits	—	—	—	12
Other certain items	(1)	—	—	(1)
Total certain items, pre-tax	2	(27)	(183)	(34)

Non-GAAP tax adjustments(A)	3	(7)	32	(4)
Total certain items after tax	$5	$(34)	$(151)	$(38)
Total certain items after tax per share impact	$0.09	$(0.61)	$(2.66)	$(0.68)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended September 30	Three Months		Twelve Months
Dollars in millions, Pre-Tax (unaudited)	2022	2021	2022	2021

Statement of Operations Line Item (B)

Net sales and other operating revenues	$—	$—	$—	$9
Loss on sale of business and asset impairment charge	(1)	—	(207)	—
Gain on bargain purchase of a business	—	—	24	—
Cost of sales	(2)	(5)	(9)	(12)
Selling and administrative expenses	5	(25)	9	(29)
Research and technical expenses	—	—	—	(1)
Other income (expense)	—	3	—	(1)
Total certain items, pre-tax	$2	$(27)	$(183)	$(34)

TABLE 3: RECONCILIATION OF EFFECTIVE TAX RATE TO OPERATING TAX RATE
Three months ended September 30	2022		2021
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate

Effective Tax Rate	$(29)	23%	$(30)	48%
Less: Non-GAAP tax adjustments(A)	3		(7)
Operating tax rate (C) (D)	$(32)	25%	$(23)	26%

Twelve months ended September 30	2022		2021
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate

Effective Tax Rate	$(102)	30%	$(123)	30%
Less: Non-GAAP tax adjustments(A)	32		(4)
Operating tax rate (C) (D)	$(134)	26%	$(119)	27%

TABLE 4: RECONCILIATION OF ADJUSTED EPS BY QUARTER FOR FISCAL 2022 and FISCAL 2021
	Fiscal 2022 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$(1.57)	$1.84	$1.69	$1.64	$3.62
Less: Certain items after tax per share	(2.86)	0.15	(0.04)	0.09	(2.66)
Adjusted earnings (loss) per share	$1.29	$1.69	$1.73	$1.55	$6.28

	Fiscal 2021 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.06	$1.30	$1.48	$0.50	$4.34
Less: Certain items after tax per share	(0.12)	(0.08)	0.13	(0.61)	(0.68)
Adjusted earnings (loss) per share	$1.18	$1.38	$1.35	$1.11	$5.02

(A)	Non-GAAP tax adjustments are made to arrive at the operating tax provision. It includes the income tax (expense) benefit on certain items, discrete tax items, and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes and tax accruals on historic earnings due to changes in indefinite reinvestment assertions.
(B)	This table indicates the line items where certain items are recorded in the Consolidated Statements of Operations.
(C)	The operating tax rate is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions.
(D)	Our operating tax rate for fiscal 2023 is expected to be in the range of 26% to 28%
(E)	Per share amounts are calculated after tax.

Fourth Quarter Earnings Announcement, Fiscal 2022

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Fiscal 2022 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$(1.57)	$1.84	$1.69	$1.64	$3.62
Less: Certain items after tax per share	(2.86)	0.15	(0.04)	0.09	(2.66)
Adjusted earnings (loss) per share	$1.29	$1.69	$1.73	$1.55	$6.28

	Fiscal 2021 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.06	$1.30	$1.48	$0.50	$4.34
Less: Certain items after tax per share	(0.12)	(0.08)	0.13	(0.61)	(0.68)
Adjusted earnings (loss) per share	$1.18	$1.38	$1.35	$1.11	$5.02

(A)	Per share amounts are calculated after tax.

Dollars in millions	Fiscal 2022
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Reconciliation of Total Segment EBIT, Total Segment EBITDA and Adjusted EBITDA to Net Income and Segment EBITDA Margin
Net income (loss) attributable to Cabot Corporation	$(89)	$107	$97	$94	$209
Net income (loss) attributable to noncontrolling interests	9	7	9	9	34
Equity in earnings of affiliated companies, net of tax	(1)	(3)	(3)	(3)	(10)
Provision (benefit) for income taxes	(12)	36	49	29	102
Income (loss) before income taxes and equity in earnings of affiliated companies	$(93)	$147	$152	$129	$335
Interest expense	12	11	15	18	56
Certain items	204	(7)	(12)	(2)	183
Unallocated corporate costs	14	16	15	14	59
General unallocated (income) expense	(1)	1	3	(4)	(1)
Less: Equity in earnings of affiliated companies	(1)	(3)	(3)	(3)	(10)
Total Segment EBIT	$137	$171	$176	$158	$642
Depreciation and amortization excluding corporate depreciation	39	36	35	35	145
Total Segment EBITDA	$176	$207	$211	$193	$787
Less: Unallocated corporate costs before corporate depreciation	14	16	14	15	59
Adjusted EBITDA	$162	$191	$197	$178	$728

Dollars in millions	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Reinforcement Materials EBIT	$85	$101	$113	$109	$408
Reinforcement Materials Depreciation and amortization	18	18	17	17	70
Reinforcement Materials EBITDA	$103	$119	$130	$126	$478
Reinforcement Materials Sales	$541	$627	$707	$700	$2,575
Reinforcement Materials EBITDA Margin	19%	19%	18%	18%	19%

Dollars in millions	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Performance Chemicals EBIT	$52	$70	$63	$49	$234
Performance Chemicals Depreciation and amortization	18	18	18	18	72
Performance Chemicals EBITDA	$70	$88	$81	$67	$306
Performance Chemicals Sales	$302	$360	$372	$338	$1,372
Performance Chemicals EBITDA Margin	23%	24%	22%	20%	22%

Dollars in millions	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Purification Solutions EBIT	$—	$—	$—	$—	$—
Purification Solutions Depreciation and amortization	3	—	—	—	3
Purification Solutions EBITDA	$3	$—	$—	$—	$3
Purification Solutions Sales	$61	$36	$—	$—	$97
Purification Solutions EBITDA Margin	5%	—%	—%	—%	3%

Dollars in millions	Fiscal 2022
Reconciliation of Free Cash Flow and Discretionary Free Cash Flow to Cash Flow from Operating Activities	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Cash flow from operating activities (B)	$(49)	$10	$34	$105	$100
Less: Additions to property, plant and equipment	30	41	50	90	211
Free cash flow	$(79)	$(31)	$(16)	$15	$(111)
Plus: Additions to property, plant and equipment	30	41	50	90	211
Less: Changes in net working capital (C)	(143)	(111)	(136)	(41)	(431)
Less: Sustaining and compliance capital expenditures	22	25	35	54	136
Discretionary free cash flow	$72	$96	$135	$92	$395

(B)	As provided in the Condensed Consolidated Statements of Cash Flows.
(C)	Defined as changes in accounts receivable, inventory and accounts payable and accrued liabilities as presented on the Condensed Consolidated Statements of Cash Flows.